EXHIBIT 3

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, THAT:

The undersigned, Waddell & Reed Financial, Inc., a corporation organized and existing under the laws of the State of Delaware, constitutes and appoints J.J. Richie and Mark P. Buyle and each of them severally, its true and lawful attorneys-in-fact on behalf of the corporation and in its place and stead, in any and all capacities, to execute any and all Schedules 13G or 13D and any amendments thereto relating to ownership of any voting equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, as required by rules and regulations promulgated under said Securities Exchange Act of 1934, and to file the same with all documents required in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done and hereby ratifying and confirming all said attorneys-in-fact and agents or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This power of attorney shall be valid from the date hereof, and shall remain in full force and effect until either revoked in writing by the corporation, or, in respect of any attorney-in-fact named herein, until such person ceases to be an employee of the corporation or one if its affiliates.

IN WITNESS WHEREOF, the undersigned has caused this power of attorney to be executed on this 10th day of September, 2018.

Waddell & Reed Financial, Inc.

		By:	/s/ Philip J. Sanders
Philip J. Sanders
Chief Executive Officer

Attest:	/s/ Jeffrey P. Bennett
Jeffrey P. Bennett
Assistant Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, THAT:

The undersigned, Ivy Investment Management Company, a corporation organized and existing under the laws of the State of Delaware, constitutes and appoints J.J. Richie and Mark P. Buyle and each of them severally, its true and lawful attorneys-in-fact on behalf of the corporation and in its place and stead, in any and all capacities, to execute any and all Schedules 13G or 13D and any amendments thereto relating to ownership of any voting equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, as required by rules and regulations promulgated under said Securities Exchange Act of 1934, and to file the same with all documents required in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done and hereby ratifying and confirming all said attorneys-in-fact and agents or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This power of attorney shall be valid from the date hereof and shall remain in full force and effect until either revoked in writing by the corporation, or, in respect of any attorney-in-fact named herein, until such person ceases to be an employee of the corporation or one of its affiliates.

IN WITNESS WHEREOF, the undersigned has caused this power of attorney to be executed on this 10th day of September, 2018.

Ivy Investment Management Company

		By:	/s/ Philip J. Sanders
Philip J. Sanders
President and Chief Investment Officer

Attest:	/s/ Jeffrey P. Bennett
Jeffrey P. Bennett
Secretary